Exhibit (h)(7)(v)

SIXTH AMENDMENT TO PARTICIPATION AGREEMENT

THIS SIXTH AMENDMENT TO PARTICIPATION AGREEMENT (the “Amendment”) is made as of May 1, 2025, by and among PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY, a life insurance company organized under the laws of the State of Alabama (the ”Company”), acting herein for and on behalf of the Company and on behalf of each separate account set forth on attached Schedule A, as the same may be amended from time to time (the “Accounts”); LEGG MASON PARTNERS VARIABLE EQUITY TRUST and LEGG MASON PARTNERS VARIABLE INCOME TRUST (each a “Fund”, collectively the “Funds”); LEGG MASON PARTNERS FUND ADVISOR, LLC (the “Adviser”); and FRANKLIN DISTRIBUTORS, LLC (formerly LEGG MASON INVESTOR SERVICES, LLC) (the “Distributor”), collectively (the “Parties”).

WHEREAS, the Parties entered into a Participation Agreement dated November 1, 2009, as amended (the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement to update the separate accounts listed in Schedule A; and

WHEREAS, the Parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the Parties agree to amend the Agreement as follows:

1. Schedule A. Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

3. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date written above.

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY
On its behalf and each Separate Account named in Schedule A

By:	/s/ Steve Cramer
Name:	Steve Cramer
Title:	Chief Product Officer – Retirement Division

LEGG MASON PARTNERS VARIABLE EQUITY TRUST

By:	/s/ Jane Trust
Name:	Jane Trust
Title:	President & CEO

LEGG MASON PARTNERS VARIABLE INCOME TRUST

By:	/s/ Jane Trust
Name:	Jane Trust
Title:	President & CEO

LEGG MASON PARTNERS FUND ADVISOR, LLC

By:	/s/ Thomas Mandia
Name:	Thomas Mandia
Title:	Secretary

FRANKLIN DISTRIBUTORS, LLC

By:	/s/ Robert Smith
Name:	Robert Smith
Title:	Head of Business Administration

Schedule A

Separate Accounts and Products

Separate Accounts (“Accounts”)

Variable Annuity Account A of Protective Life

PLAIC Variable Annuity Account S

Protective NY Variable Life Separate Account

Protective NY COLI VUL Separate Account

Protective NY COLI PPVUL Separate Account

Products

All Contracts for which the Accounts of Protective Life and Annuity Insurance Company Accounts are established.